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                                                                    EXHIBIT 99.3


                              CORVEL CORPORATION
                             STOCK OPTION AGREEMENT


                                   WITNESSETH:

RECITALS

               A. The Board of Directors (the "Board") of CorVel Corporation (the "Corporation") has adopted, and the stockholders of the Corporation have approved, the Corporation's Restated 1988 Executive Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of key employees (including officers and directors), consultants and other independent contractors of the Corporation and its parent or subsidiary corporations.

               B. Optionee is an individual who is to render valuable services to the Corporation or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Optioned Shares") as is specified in the Grant Notice. Such Optioned Shares shall be purchasable from time to time during the option term at the option price (the "Option Price") specified in the Grant Notice.

               2. OPTION TERM. This option shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or Paragraph 7 of this Agreement.

               3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Qualified Option in the Grant Notice, then this option may, in connection with Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable


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only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

               4. DATES OF EXERCISE. This option shall become exercisable for the Optioned Shares in one or more installments in accordance with the exercise schedule specified in the Grant Notice. As the option becomes exercisable in one or more installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 7 of this Agreement.

               5. ACCELERATED TERMINATION OF OPTION TERM. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date to the extent one or more of the following provisions become applicable:

                        (i) Upon the Optionee's cessation of Service Provider
                status, this option shall immediately terminate and cease to be outstanding with respect to any Optioned Shares for which this option is not otherwise at that time exercisable or in which Optionee is not otherwise vested.

                        (ii) Except as otherwise provided in subparagraphs (iii)
                through (v) below, should Optionee cease to be a Service Provider at any time during the option term, then the Optionee shall have up to a three (3) month period commencing with the date of such cessation of Service Provider status in which to exercise this option for any or all vested Optioned Shares for which this option is exercisable at the time of such cessation of Service Provider status, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                        (iii) Should Optionee die while this option is
                outstanding, the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of decent and distribution shall have the right to exercise this option, but only with respect to any vested Optioned Shares for which the option is exercisable on the date of such cessation of Service Provider status, less any vested Optioned Shares subsequently purchased by Optionee prior to death. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (a) the expiration of the one (1) year period measured from the date of the Optionee's death or (b) the Expiration Date. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                        (iv) Should Optionee become permanently disabled and
                cease by reason thereof to be a Service Provider at any time during the option term, then the Optionee shall have a period of twelve (12) months (commencing

                                       2.

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                with the date of such cessation of Service Provider status)
                during which to exercise this option; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised for more than that number of vested Optioned Shares (if any) for which it is exercisable at the date of the Optionee's cessation of Service Provider status. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                        (v) Should the Optionee's status as a Service Provider
                be involuntarily terminated by the Corporation for (A) intentional misconduct or continuing gross neglect of duties which materially and adversely affects the business and operations of the Corporation or any parent or subsidiary corporation retaining Optionee, (B) unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, (C) commission of an act involving embezzlement, theft, fraud, falsification of records, destruction of property or commission of a crime or other offense involving money or other property of the Corporation or any parent or subsidiary corporation or (D) any other acts or omissions which the Corporation may deem to constitute misconduct or other grounds for involuntary termination of Optionee's status as a Service Provider, then in any such event this option shall terminate and cease to be exercisable immediately upon such termination of Service Provider status. The grounds for involuntary termination set forth in this subparagraph (v) are not intended to be, and are not inclusive, of all acts or omissions which the Corporation may deem to constitute misconduct or other cause for involuntary termination of Service Provider status.

                        (vi) For purposes of this Agreement, the following
                definitional provisions shall be in effect:

                                Optionee shall be deemed to be a SERVICE
                PROVIDER for so long as the Optionee renders periodic services to the Corporation or any parent or subsidiary corporation as an Employee or independent consultant or advisor.

                                Optionee shall be deemed to be an EMPLOYEE for
                so long as the Optionee remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the method and manner of performance.

                                Optionee shall be deemed to be PERMANENTLY
                DISABLED if Optionee is, by reason of any medically-determinable physical or

                                       3.

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                mental impairment expected to result in death or to be of
                continuous duration of not less than twelve (12) months, unable to engage in any substantial gainful activity.

                                A corporation shall be considered to be a
                SUBSIDIARY corporation of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. In the event this option is designated a non-statutory option in the Grant Notice, the term "subsidiary" shall also include any partnership, joint venture or other business entity of which the Corporation owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.

                                A corporation shall be considered to be a PARENT
                corporation of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               6.     ADJUSTMENT IN OPTION SHARES.

            (a) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the total number of Optioned Shares subject to this option and the (ii) Option Price payable per share in order to prevent any dilution or enlargement of benefits hereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

            (b) If the Corporation is the surviving entity in any Corporate Transaction which does not result in the termination of this option pursuant to the provisions of Paragraph 7 or if this option is otherwise to be assumed in connection with such Corporate Transaction, then this option shall, immediately after the Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to this option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.


                                       4.

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               7.     ACCELERATION AND TERMINATION OF OPTION.

               (a) In the event of one or more of the following stockholder-approved transactions (a "Corporate Transaction"):

                        (i) a merger or acquisition in which the Corporation is
                not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                        (ii) the sale, transfer or other disposition of all or
                substantially all of the assets of the Corporation to any entity other than a parent or subsidiary of the Corporation, or

                        (iii) any reverse merger in which the Corporation is the
                surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to holders different from those who held such stock immediately prior to such merger, then, to the extent this option is not otherwise at the time fully exercisable (as provided in the Grant Notice), the exercisability of this option shall automatically be accelerated so that such option shall immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of Optioned Shares and may be exercised for all or any portion of such shares as fully-vested shares. No such acceleration of this option, however, shall occur if and to the extent:
(i) this option is in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread at the time of the Corporate Transaction and provides for payout upon the same vesting schedule applicable to this option. The determination of comparability under clause (i) shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

               (b) This option, to the extent not previously exercised, shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable, except to the extent expressly assumed by the successor corporation or parent thereof.

               (c) This option shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any stockholder rights with respect to the Optioned Shares until such individual shall have exercised the option in accordance with the provisions of Paragraph 9 and satisfied all other

                                       5.

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conditions precedent to the issuance of the stock certificate for the purchased shares.

               9.     MANNER OF EXERCISING OPTION.

               (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                      (i) Deliver to the Chief Financial Officer of the Corporation (A) an executed notice of exercise in substantially the form of Appendix A hereto (the "Exercise Notice") in which there is specified the number of Optioned Shares to be purchased under the exercised option and (B) any additional documents which the Plan Administrator may, in its discretion, deem advisable.


                      (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternatives:

                             (A) full payment in cash or check payable to the Corporation's order;

                             (B) full payment in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings (which in any event shall not be less than 6 months) and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

                             (C) full payment through a combination of shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings (which in any event shall not be less than 6 months) and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order;

                             (D) full payment through a special sale and remittance procedure pursuant to which the Optionee (i) shall provide irrevocable written directives to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall concurrently instruct the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or


                                       6.

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                             (E) payment in any other form which the Plan
        Administrator may, in its discretion, approve at the time of exercise in accordance with the provisions of Paragraph 10 of this Agreement.(1)

                      (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

               (b) The Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized for the exercise of the option, payment of the Option Price for the purchased shares must accompany such notice. For purposes of this Agreement, the Fair Market Value of a share of Common Stock on any relevant date shall be determined as follows:

                        (i) If the Common Stock is not at the time listed or
                admitted to trading on any stock exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                        (ii) If the Common Stock is at the time listed or
                admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               (c) As soon as practical after the Exercise Date, the Corporation shall mail or deliver to or on behalf of Optionee (or the other person or persons exercising this option) a certificate or certificates representing the purchased Optioned Shares, with the appropriate legends affixed thereto.

               (d) In no event may this option be exercised for any fractional shares.

               10. SPECIAL FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of this option by (i)

--------

(1) Authorization of a loan or installment payment under this provision may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.

                                       7.

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authorizing the extension of a loan to Optionee from the Corporation or (ii)
permitting Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate, the collateral requirements and terms of repayment) shall be established by the Plan Administrator in its sole discretion.

               11. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

               12. INVESTMENT REPRESENTATIONS. In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and State securities laws.

               13. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or Paragraph 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

               14. LIABILITY OF CORPORATION.

               (a) If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of Section XIII of the Plan.

               (b) The inability of Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.

               15. NO EMPLOYMENT/SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service Provider status with the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or otherwise interfere with or restrict in any way the rights of the Corporation (or such parent or subsidiary) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service Provider status at any time for any reason whatsoever, with or without cause.


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               16. NOTICES. Any notice required to be given or delivered to the
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of its Chief Financial Officer at its corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

               17. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

               18. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-law rules.

               19. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

               A. The option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Optioned Shares: (i) more than three
(3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date the Optionee ceases to be an Employee by reason of permanent disability.

               B. In the event this option is exercisable in installments as specified in the Grant Notice, no installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Corporation's Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Corporation's Common Stock for which one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary corporation) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

               C. Should the exercisability of this option be accelerated upon a Corporate Transaction in accordance with Paragraph 7, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate fair market value (determined at the Grant Date) of the Corporation's Common Stock for which

                                       9.

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this option first becomes exercisable in the calendar year in which the
Corporate Transaction occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Corporation's Common Stock for which this option or one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

               D. To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, the Optionee will recognize compensation income in connection with the acquisition of one or more Optioned Shares hereunder, and the Optionee must make appropriate arrangements for the satisfaction of all Federal, State and local income and employment tax withholding requirements applicable to such compensation income.

               20. ADDITIONAL TERMS APPLICABLE TO NON-QUALIFIED STOCK OPTION. In the event this option is designated as a non-qualified stock option in the Grant Notice, Optionee shall make appropriate arrangements with the Corporation or any parent or subsidiary corporation employing or retaining Optionee for the satisfaction of all Federal, State and local income and employment tax withholding requirements applicable to the exercise of this option.

                                       10.

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                                   APPENDIX A

                       NOTICE OF EXERCISE OF STOCK OPTION


        I hereby notify CorVel Corporation (the "Corporation") that I elect to purchase ______________ shares of Common Stock of the Corporation (the "Purchased Shares") at an option price of $_____________ per share (the "Option Price") pursuant to the option (the "Option") granted to me on ________________, 19 ____ .

        Concurrently with the delivery of this Exercise Notice to the Chief Financial Officer of the Corporation, I shall hereby pay to the Corporation the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

-----------------------                 -------------------------------
Date                                    Optionee


                       Address:
                                        -------------------------------

                                        -------------------------------


        Print name in exact manner
        it is to appear on the
        stock certificate:


                                        -------------------------------

                                        -------------------------------


        Address to which certificate
        is to be sent, if different
        from address above:


                                        -------------------------------

                                        -------------------------------

        Social Security Number:
                                        -------------------------------
        Employee Number:
                                        -------------------------------